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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77O
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                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77O

The following transactions were reported during the period January 1, 2001 and June 30, 2001:

HIGH YIELD TRUST

Issuer:                                                                                              TRW
Date of Purchase:                                                                                    March 7, 2001
Underwriter from Whom Purchased:                                                                     J.P. Morgan
Name of Affiliated Underwriter Managing or Participating in Syndicate:                               J.P. Morgan
Aggregate Principal Amount of Purchase:                                                              $1,723,430
Aggregate Principal Amount of Offering:                                                              $500 million
Purchase Price (net of fees and expenses):                                                           $99.909
First Day of Which any Sales in the Offering were made:                                              March 7, 2001
Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering:     $99.909

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HIGH YIELD TRUST

Issuer:                                                                                             Air Canada
Date of Purchase:                                                                                   March 8, 2001
Underwriter from Whom Purchased:                                                                    Goldman Sachs
Name of Affiliated Underwriter Managing or Participating in Syndicate:                              Goldman Sachs
Aggregate Principal Amount of Purchase:                                                             $41 million
Aggregate Principal Amount of Offering:                                                             $300 million
Purchase Price (net of fees and expenses):                                                          $98.457
First Day of Which any Sales in the Offering were made:                                             March 8, 2001
Lowest Price Paid by each Purchaser of Securities in the Offering or in any concurrent offering:    $98.457